UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On December 16, 2011, Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). Present at the Annual Meeting, in person or by proxy, were holders of 273,776,922 shares of the Company’s common stock, or 68.4% of all shares eligible to vote on the subject proposals.

Proposal 1

Messrs. Wei Li, Lianjun Luo, Xucheng Hu, and Prof. Qi Wang were elected to the Company’s board of directors for the term of one year as follows:

Name	For	Withhold	Broker Non-Votes
Wei Li	129,834,594	1,668,281	252,185,286
Lianjun Luo	130,217,594	1,285,281	252,185,286
Xucheng Hu	130,217,094	1,285,781	252,185,286
Qi Wang	130,216,394	1,286,481	252,185,286

Proposal 2

Paritz & Company, P.A. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
273,650,200	126,722	-	109,886,239

Proposal 3

The proposal to amend our Certificate of Incorporation to increase the total number of authorized shares from 400,000,000 to 800,000,000 shares was not approved.  The voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
136,393,075	137,408,846	-	109,886,240

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011

/s/ Wei Li
Wei Li
Chairman of Board of Directors and Chief Executive Officer